SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9337 Fraser Ave. Silver Spring, MD 20910 (204) 898-8160
(Address of principal executive offices)

#106, 505 19 Ave SW Calgary, Alberta, T2S 0E4 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report (the “Report”) and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “SNPK”, and “Sunpeaks” refer to Sunpeaks Ventures, Inc. As used herein, Clotamin® is a registered trademark of Healthcare Distribution Specialists,  LLC. As used herein, Coumadin® is a registered trademark of Bristol-Myers Squibb Pharma Company and Sunpeaks Ventures, Inc. expressly disclaims any right thereto.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 13, 2012, Sunpeaks Ventures, Inc., a Nevada corporation  entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Healthcare Distribution Specialists LLC, a Delaware limited liability company, (“HDS”), Mackie Barch, the mmanaging member of HDS, who presently owns 100% of the issued and outstanding membership interests in HDS, and Scott Beaudette, the majority shareholder of the Company. Pursuant to the terms and conditions of the Share Exchange Agreement, HDS shall exchange 100% of the outstanding membership interests in HDS in exchange for: (i) two hundred million (200,000,000) newly-issued restricted shares of the Company’s common stock, par value $0.001 per share and (ii) three million (3,000,000) newly-issued restricted shares of the Company’s Class A Preferred Stock, par value $0.001 per share. The exchange will result in HDS becoming a wholly-owned subsidiary of the Company.  Additionally, pursuant to the Share Exchange Agreement, Mr. Beaudette shall cancel two hundred million (200,000,000) shares of the Company’s common stock that he currently owns. As a result of the Share Exchange Agreement, the Company will now conduct all current operations through Healthcare Distribution Specialists LLC, and our principal business became the business of HDS.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as Exhibit 10.10 hereto and is incorporated herein by this reference.

CH Settlement Agreement

On February 13, 2012, the Company entered into a Settlement Agreement and General Mutual Release (the “CH Settlement Agreement”) with Carrillo Huettel, LLP (“CH”). Pursuant to the terms of the CH Settlement Agreement, the Company paid $4,000 in full satisfaction of a debt owed to CH for legal services rendered to the Company.

The foregoing summary description of the terms of the CH Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the CH Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.9, hereto, and is incorporated by reference.

Beaudette Settlement Agreement

On February 13, 2012, the Company entered into a Settlement Agreement and General Mutual Release (the Beaudette Settlement Agreement”) with Scott Beaudette (“Mr. Beaudette”). Pursuant to the terms of the Beaudette Settlement Agreement, the Company paid $5,000 in full satisfaction of a debt owed to Mr. Beaudette for funds he lent to the Company.

The foregoing summary description of the terms of the Beaudette Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Beaudette Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.8, hereto, and is incorporated by reference.

Whetu Settlement Agreement

On February 13, 2012, the Company entered into a Settlement Agreement and General Mutual Release (the “Whetu Settlement Agreement”) with Whetu, Inc. (“Whetu”). Pursuant to the terms of the Whetu Settlement Agreement, the Company shall issue fifty million (50,000,000) restricted shares of its common stock to Whetu for the cancellation of that certain Promissory Note (the “Whetu Note”) issued by the Company in favor of Whetu on July 13, 2011 to evidence funds previously loaned by Whetu. The Whetu Note had a principal amount of one hundred ten thousand ($110,000) and accrued simple interest at a rate of ten percent (10%) per annum and was due and payable on demand upon ten (10) days written notice.

The foregoing summary description of the terms of the Whetu Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Whetu Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.11, hereto, and is incorporated by reference.

Management Agreement

On February 13, 2012, the Company into a Management Agreement (the “Management Agreement”) with Mackie Barch, whereby Mr. Barch shall serve as the Company’s President, Chief Executive Officer, and Director for one year. Thereafter, the Management Agreement shall automatically renew for successive one year periods, or until Mr. Barch delivers 30 days advanced written notice of his intent to resign. As compensation for such services, Mr. Barch shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.

The foregoing summary description of the terms of the Management Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Management Agreement, reference is made to such agreement, which is filed as Exhibit 10.12, hereto, and is incorporated by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

FORM 10 DISCLOSURE

As a result of the Share Exchange Agreement (the "Transaction"), our current business operations shall be conducted through our wholly-owned subsidiary, Healthcare Distribution Specialists LLC, and our principal business is now that of Healthcare Distribution Specialists LLC.  Accordingly, Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Pursuant to Item 2.01(f) of Form 8-K, we are providing the following  information that would be included in general form for the registration of securities on  Form 10.

Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

Corporate History

The Company was incorporated in the State of Nevada on June 25, 2009. Since inception we have had minimal operations and as such we were considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. It was our initial intention to be a as an independent crude oil and natural gas exploration company; however, due to the lack of revenues and adequate financing, we abandoned our business plan and began seeking out potential acquisitions, joint ventures and/or strategic relationships.

Thereafter, the Company entered into the Share Exchange Agreement with HDS, Mackie Barch and Mr. Beaudette. Pursuant to the terms and conditions of the Share Exchange Agreement, (i) HDS exchanged 100% of the issued and outstanding membership interests in HDS for: two hundred million (200,000,000) newly-issued restricted shares of the Company’s common stock and (ii) three million (3,000,000) newly-issued restricted shares of the Company’s Class A Preferred Stock, resulting in the acquisition of HDS by the Company.

As a result of the Share Exchange Agreement, our new business operations shall be conducted through our wholly-owned subsidiary, HDS and our principal business is now that of HDS, which is described in greater detail below.

HDS Company Overview

HDS was incorporated in the State of Delaware on September 19, 2008 under the name AmeriSure Pharmaceuticals, LLC and on July 28, 2011 it changed its name to Healthcare Distribution Specialists LLC. HDS is a value-added distributor of hard-to-find and specialty drugs to the healthcare provider market, while functioning as an aggregator of real-time market demand for these products. Simply stated, we are a marketing-driven sales organization focused on originating a high volume of special orders from a wide customer base. Due to our established vendor relationships and focused business model, we have the ability to source these products and expeditiously fill orders within narrow time frames.  In addition to our distribution business, we also own and sell a specialized over-the-counter multivitamin product called Clotamin. Clotamin is specifically designed for use by patients on Warfarin, a blood thinner that has a known interaction with the vitamin K present in standard over-the-counter multivitamins.

The U.S. Drug Wholesaling Industry

The U.S. drug wholesaling industry is a $300 billion industry that is evolving faster than ever. (2011-12 Economic Report on Pharmaceutical Wholesalers by Adam J. Fein, Ph.D., September 2011).  In the U.S. drug wholesaling industry the three largest drug wholesalers distribute more than 85% of all prescription drugs in the United States. (Statement of Adam J. Fein, President, Pembroke Consulting, Inc. to the U.S. House of Representatives Committee on the Judiciary Subcommittee on Intellectual Property, Competition, and the Internet; The Proposed Merger between Express Scripts and Medco, September 20, 2011).

The approximate 15% market share remaining represents a rapidly growing $45 billion distribution market for hard-to-find and specialty pharmaceuticals primarily in the biopharmaceutical arena, and it is in this market that HDS’ target customers are located.

Principal Services and Products

Due to the complexity of the specialty drug discovery process, these drugs are difficult and expensive to manufacturer, and there are typically no generic alternatives. HDS is a wholesale distributor of a wide range of over 6,000 of these specialty drugs.  HDS currently provides three primary distribution services and owns one over-the-counter (OTC) product:

1.

Distribution Services

a.

Sourcing and Distribution of Hard-To-Find Pharmaceuticals

HDS plays the role of special purchasing agent and procurement expediter for its customers.  HDS contacts various suppliers within the industry supply chain in order to find certain hard-to-find pharmaceuticals and facilitates rapid delivery of such pharmaceuticals usually within 24 to 48 hours.

The hard-to-find segment is projected to grow significantly due to the high projected demand, manufacturing shortages, regional shortages, and the increasing off-label use for biopharmaceutical drugs and their quota-like system of allocation.

Additionally, most hospitals carry lean stocks due to the high carrying cost of the drugs.  This tight supply chain results in the frequent need by providers to access the spot, hard-to-find market to rebalance supply with demand.  When this happens, hospitals are under timing pressure to obtain the products quickly, often regardless of pricing.

b.

Sourcing and Distribution of Blood Plasma Derivatives, Specialty Products, Vaccines, and Anti-Infectives

Worldwide demand for plasma derivative products (made from bio-engineered proteins and blood derivates), such as Intravenous Immunoglobulin (IVIG), coagulation factors, and albumin is growing strongly due to increased use and emerging medical applications for these drugs.  Historically, IVIG was targeted at treatment of auto-immune diseases, but therapies such as treatment for Alzheimer’s and other immune deficiencies are contributing to a significant increase in demand for IVIG.  Manufacturers have historically not been able to increase production in time to meet increased demand.  Many of these disorders have no cure, and as a result, patients often receive treatment for the symptoms for decades, thereby creating long use cycles for these products.

HDS’ primary product distribution categories include plasma derivatives, specialty products, vaccines, and anti-infectives.  Plasma derivatives are used to treat complex and serious medical conditions such as cancer, hemophilia, rheumatoid arthritis, multiple scleroses, blood disorders, hepatitis, and HIV.  Specialty products include a wide variety of drugs used to treat respiratory, oncology, cardiovascular, and hormonal syndromes.

These specialty products are highly differentiated from traditional pharmaceuticals (oral solids) because they are significantly more costly than traditional pharmaceuticals and often require specialized handling such as refrigeration and tight cold-chain management.

Healthcare providers, despite having primary sources of distribution for these products, routinely encounter shortages that can put patients at risk.  When hospitals are in need of these drugs, it can often be a lifesaving situation requiring quick turnaround and reliable service.  Despite a steadily growing need for these products, hospitals are often unable to increase supply allocations, resulting in market disequilibrium and the need to purchase in the hard-to-find market.

c.

Sourcing and Distribution of Select Traditional Pharmaceuticals

HDS also offers catalogue sales of traditional pharmaceutical products to its distribution customers.  These products include antibiotics, vaccines, and other oral and injectable pharmaceuticals.  These product sales opportunities arise when vendors offer HDS special pricing or exclusivity on certain product lines.

2.

Clotamin – a Multivitamin for Patients on Blood Thinners

HDS owns 100% of the rights, title, and interest to Clotamin, an OTC multivitamin for patients on Warfarin.  The Company’s predecessor introduced Clotamin in early 2008 to answer an unmet need for patients on anticoagulants (popularly referred to as “blood thinners”), such as Warfarin and related 4-hydroxycoumarin-containing molecules.

Patients on such blood thinners are primarily impacted by their Potassium (K+) level, and to a lesser degree their A, D, and E levels, and are therefore cautioned to monitor their intake of these vitamins.  The patient’s International Normalized Ratio (INR) can be raised or lowered based upon the amount of available Potassium (vitamin K), which can cause either excessive bleeding or clotting, respectively.

Clotamin is the first multivitamin in the commercial market that is manufactured without vitamin K and with reduced amounts of A, D, and E, specifically to respond to the multivitamin needs of patients on Warfarin.

HDS’ Competitive Position in the Industry

Sourcing and Distribution Services

HDS has a range of competitors including specialized subsidiaries of the traditional distributors and other independent specialty distributors.  Most of its competition comes in the form of other independents such as Novis, Atlantic, and Jace.  These companies compete on the basis of the states in which they are licensed or certified to conduct business, their access to specialty products, their customer care and service, the product distribution agreements they have secured, and the cost of specialty products.  There are many barriers to enter the independent specialist segment, including obtaining federal and state licenses and various accreditations, establishing credibility with customers, building a network of manufacturers and vendors, having the high level of operational and logistic expertise, as well as the specialized information technology required. HDS has built its reputation on deep industry relationships and a commitment to patient safety and product integrity.

The primary sales process is outbound telemarketing, and is aimed at generating repeat business from customers while becoming their go-to resource for hard-to-find biopharmaceuticals.  The sales model is based on low costs and high productivity and has successfully driven new account acquisition and repeat business.  Since June 2011, HDS has distributed products to a rapidly growing customer base of more than 150 unique customers.

Sales reps typically make an average of 100 calls per day to assess the needs of current and prospective customers.  Each sales rep is accountable for building and maintaining individual relationships with customers.  Product knowledge and high-touch customer service is required to gain customer trust and maintain customer satisfaction.  Due to HDS’ systematic approach to order fulfillment, management estimates a 99% on-time delivery success rate.

Currently, HDS is several steps removed from the manufacturers in the value chain, resulting in higher costs and the inability to carry certain products.  To limit this effect, we have begun establishing direct sourcing relationships with manufacturers.  These relationships will enable the company to significantly reduce its sourcing costs and have access to a wider line of products. Further, we believe that developing direct sourcing will provide reduced sourcing costs and improved margins for the Company’s main product lines, and an increase in the size of the product portfolio. We may be able to direct source our products by partnering with specialty pharmacies and purchasing product directly from them. We believe that by adding specialty pharmacy capabilities to the business model, HDS will be able to move further up the value chain, providing it with a superior cost position and stronger access to new product lines.

Clotamin

Since 2008, Clotamin has acquired retail customers through its website, www.clotamin.com, and is offered for sale in pharmacies nationwide.  In terms of distribution, Clotamin is available from all the major regional wholesalers, including: Dik Drug Co., H.D. Smith, , Miami-Luken, N.C. Mutual Wholesale Drug Co, Prescription Supply, Inc, Rochester Drug Cooperative, Smith Drug Company, Valley Wholesale Drug Company, and Value Drug Company.  HDS plans on leveraging its sales staff to grow the brand in hospitals and pharmacies.

HDS engaged pharmaceutical distribution consultant, Rx Distribution, to help gain access to the large chain stores and major wholesalers. In addition, Clotamin has signed an exclusive deal with The National Community Pharmacists Association (NCPA).  NCPA has endorsed the product and is actively promoting it to their members.  Founded in 1898 as the National Association of Retail Druggists (NARD), NCPA represents the pharmacist owners, managers, and employees of more than 23,000 independent community pharmacies across the United States.  The nation's independent pharmacies, independent pharmacy franchises, and independent chains dispense nearly half of the nation's retail prescription medicines.

A portion of all proceeds are given to The National Blood Clot Alliance (NBCA), formerly known as the National Alliance for Thrombosis and Thrombophilia (NATT).  NBCA is a patient-led, voluntary health advocacy organization, and its volunteers include many of the nation's foremost experts on blood clots and blood clotting disorders.  NBCA’s Medical and Scientific Advisory Board includes nationally recognized experts on thrombosis and thrombophilia.

HDS plans on doing hyper-targeted Clotamin marketing to Warfarin patients to drive sales to chain stores.  This will be done via direct-to-consumer marketing using direct mail, radio, and television campaigns, and via aggressive marketing to major practitioners through trade shows and conferences.  HDS also plans to market and distribute the brand internationally.

Government Approvals and Regulations

Sourcing and Distribution Services

HDS is currently licensed to distribute pharmaceuticals in 27 states, with registrations pending in other states.  Currently licensed states are: Alabama, Alaska, Arkansas, Colorado, Delaware, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New Mexico, North Carolina, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, and Washington DC.

Clotamin

FDA:

As Clotamin is an Over the Counter Dietary Supplement, the FDA does not need to provide regulatory approval before it can be sold and marketed. Unlike drug products, there are no provisions in the law for the FDA to “approve” dietary supplements for safety or effectiveness before they reach the consumer. Once a dietary supplement is marketed, FDA has to prove that the product is not safe in order to restrict its use or remove it from the market.

The U.S. Food and Drug Administration (FDA) is also responsible for safety and labeling of dietary supplements. According to FDA guidelines, ingredients that were sold in the US prior to October 15, 1994 are not required to be reviewed for safety by the FDA before being marketed.  All the ingredients in Clotamin were sold prior to this date, and therefore do not require FDA review.

According to FDA guidelines, any health claims or nutrient content claims for products require FDA approval.  Structure-function claims do not require FDA approval, but must be accompanied by the following disclaimer on the label: “This statement has not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent disease.”  All of the claims made for Clotamin are structure-function claims and therefore do not require FDA approval, and the Clotamin label has the following disclaimer:  “These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.”

FTC:

The Federal Trade Commission (FTC) requires Dietary Supplement claims of safety and efficacy to be supported by, “competent and reliable scientific evidence.”  Clotamin does not make any safety or efficacy claims.

Insurance

Due to the nature of the business conducted by the Company in the past, we do not currently maintain any insurance. However, we intend to acquire and maintain insurance appropriate to our new activities in the future on such terms that management shall deem to be commercially reasonable.

HDS, our wholly-owned subsidiary, currently maintains a package insurance policy with CNA which includes general liability insurance with a $2,000,000 aggregate and $1,000,000 occurrence limit;  property insurance; and, a $1,000,000 hired and non-owned auto liability limit.  Additionally, HDS has a Workers Compensation policy; however, such policies may be insufficient to cover all claims and/or losses.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Pursuant to the Share Exchange Agreement, we acquired the following Intellectual Property rights.

Trademark:

MARK	REG./APP. NO	REG./ APP. DATE	JURISDICTION
Clotamin	3467127	July 15, 2008	United States

Employees

The Company currently has no employees, other than our sole officer and director, Mr. Barch.  Our wholly-owned subsidiary, HDS, currently has 9 employees, including Mr. Barch. However, we intend to seek out and identify qualified persons to assist the Company in implementing its new business plan and operations.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.

RISK FACTORS

RISKS RELATED TO OUR COMPANY

Because Mr. Mackie Barch currently owns 47.56% of our outstanding Common Stock, and 100% of our outstanding Preferred Stock, investors may find that corporate decisions influenced by Mr. Barch are inconsistent with the best interests of other stockholders.

Mr. Barch, our sole officer and director, currently owns 47.56% of our outstanding Common Stock, and 100% of our outstanding Preferred Stock. Due to the 100:1 voting rights of the Class A Preferred Stock, Mr. Barch holds 69.40% of the voting rights of all issued and outstanding stock of the Company. Accordingly, Mr. Barch will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Barch may still differ from the interests of the other stockholders.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of Mr. Barch, our CEO and President, because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our new business plan and the establishment of our future sales and marketing team. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Barch and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Barch, has other outside business activities as he is currently the sole officer and director of Georgetown Corporation. However, he is committed to devote approximately 50 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Barch is unavailable, which may lead to the periodic interruption in the implementation of our new business plan. Such delays could have a significant negative effect on the success of the business.

We may suffer losses from product liability claims.

We may be susceptible to product liability lawsuits from events arising out of the use of Clotamin or the distribution of any other product or products. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product.  If we are unable to protect against potential product liability claims, we may be unable to market Clotamin. A successful product liability claim brought against us may cause us to incur substantial liabilities and, as a result, our business may fail.

Our commercial success relating to the sale of Coltamin will depend on our ability to develop and commercialize Clotamin, or any other products developed or acquired by us, without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on our not infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin clinical testing, distribution and marketing of the affected product or products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required, in addition to any potential liability for damages, to obtain a license to continue to distribute or market the affected product. However, any such license may not be available on acceptable terms or at all. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which would harm our business. We may enter into licensing agreements with third party intellectual property owners for use of their property in connection with our potential products in order to ensure that such third party’s rights are not infringed.

Although we are not aware that any of our intended potential products would materially infringe the rights of others, a claim of infringement may be asserted against us and any such assertion may result in costly litigation or may require us to obtain a license in order to distribute, use, or sell our products. Third parties may assert infringement claims against us in the future with respect to current or future products. Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition. Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

If competitors develop and market products that offer advantages as compared to our product, our commercial opportunities will be limited.

Other companies may have products in development that will compete directly with Clotamin. If these competitors are able to develop products that are more effective, have fewer side effects, are less expensive or offer other advantages as compared to our product, our commercial opportunities will be limited. Furthermore, if our competitors commercialize competing products before we do, then our ability to penetrate the market and sell our products may be impaired. Our competitors also include fully integrated pharmaceutical companies and biotechnology companies, universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.

We may engage in new partnerships and other strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we consider strategic transactions, such as out-licensing or in-licensing of compounds or technologies, acquisitions of companies and asset purchases. Additional potential transactions we may consider include a variety of different business arrangements, including strategic partnerships, joint ventures, spin-offs, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges, require additional expertise or disrupt our management or business, which could harm our operations and financial results.

As part of an effort to enter into significant transactions, we conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, might not realize the intended advantages of the transaction. If we fail to realize the expected benefits from any transaction we may consummate, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected.

Collaborative relationships may lead to disputes and delays in drug development and commercialization.

We may in the future have conflicts with our prospective collaborators, such as conflicts concerning the interpretation of preclinical or clinical data, the achievement of milestones, or the ownership of intellectual property. If any conflicts arise with prospective collaborators, such collaborators may act in a manner that is adverse to our interests.  Any such disagreement could result in one or more of the following, each of which could delay, or lead to termination of, development or commercialization of our partnered drug candidates, and in turn prevent us from generating revenues:

•

unwillingness on the part of a collaborator to pay us research funding, milestone payments or royalties that we believe are due to us under a collaboration;

•

uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations;

•

unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities;

•

slowing or cessation of a collaborator’s development or commercialization efforts with respect to our drug candidates; or

•

litigation or arbitration.

Disruptions in our supply chain or among other companies providing services to us could adversely affect our ability to fill purchase orders, which would have a negative impact on our financial performance.

The failure of a single source in the supply chain would cause only minor delays in our ability to fill purchase orders.  In the event of a supply gap, we would either procure product in the market, if available at a reasonable cost, or work with other sources to formulate the drug in question.  Such fixes to the supply gap would cause delay of shipment and increase costs, both of which would have negative impact on our profitability and our results of operations.

Competition from horizontal and vertical markets involved in pharmaceutical distribution business may erode our profit.

Our distribution arm faces competition, both in price and service, from national, regional, and local full-line, short-line, and specialty wholesalers, service merchandisers, self-warehousing chains, manufacturers engaged in direct distribution, and large payor organizations. In addition, competition exists from various other service providers and from pharmaceutical and other healthcare manufacturers (as well as other potential customers) which may from time to time decide to develop, for their own internal needs, supply management capabilities that would otherwise be provided by us. Price, quality of service and in some cases, convenience to the customer, are generally the principal competitive elements in this segment.

We could suffer reputational and financial damage in the event of product recalls.

Changes in the U.S. healthcare environment could have a material adverse impact on our results of operations.  In recent years, the U.S. healthcare industry has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare and Medicaid reimbursement levels, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. Some of these changes, such as adverse changes in government funding of healthcare services, legislation or regulations governing the delivery or pricing of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to reduce the amount of our products and services they purchase or the price they are willing to pay for our products and services. Changes in the healthcare industry’s or our pharmaceutical suppliers’ pricing, selling, inventory, distribution or supply policies or practices could also significantly reduce our revenues and net income.  Healthcare and public policy trends indicate that the number of generic drugs will increase over the next few years as a result of the expiration of certain drug patents. While this is expected to be a positive development for us, changes in pricing of certain generic drugs could have a material adverse impact on our revenues and our results of operations.

Regulation of our distribution business could impose increased costs, delay the introduction of new products, which could negatively impact our business.

 The healthcare industry is highly regulated. As a result, we and our suppliers and distributor are subject to various local, state and federal laws and regulations, which include the operating and security standards of the Drug Enforcement Administration (DEA), the FDA, various state boards of pharmacy, state health departments, the HHS, CMS, and other comparable agencies. The process and costs of maintaining compliance with such operating and security standards could impose increased costs, delay the introduction of new products and negatively impact our business.  For example, there have been increasing efforts by various levels of government agencies, including state boards of pharmacy and comparable government agencies, to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated and/or mislabeled drugs into the pharmaceutical distribution system. Certain states have adopted or are considering laws and regulations that are intended to protect the integrity of the pharmaceutical distribution system, while other government agencies are currently evaluating their recommendations.  In addition, the U.S. Food and Drug Administration (“FDA”) Amendments Act of 2007, which went into effect on October 1, 2007, requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include any track-and-trace or authentication technologies, such as radio frequency identification devices and other similar technologies. These pedigree tracking laws and regulations could increase the overall regulatory burden and costs associated with our pharmaceutical distribution business, and would have a material adverse impact on our operating expenses and our results of operations.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending June 30, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following summarizes the factors affecting the operating results and financial condition of Sunpeaks Ventures, Inc. This discussion should be read together with the financial statements of Sunpeaks Ventures, Inc. and the notes to financial statements incorporated by reference into this current report. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

RESULTS OF OPERATIONS

Working Capital

	December 31,	June 30,
	2011 $	2011 $
Current Assets	9,916	37,268
Current Liabilities	214,343	195,713
Working Capital (Deficit)	(204,427)	(158,445)

Cash Flows

	December 31, 2011 $	December 31, 2010 $
Cash Flows from (used in) Operating Activities	(27,352)	(18,120)
Cash Flows from (used in) Financing Activities	-	12,525
Net Increase (decrease) in Cash During Period	(27,352)	(5,595)

Operating Revenues

We have not generated any material revenues since inception.

Operating Expenses and Net Loss

Operating expenses for the three months ended December 31, 2011 were $20,206 compared with $17,381 for the three months ended December 31, 2010. The increase of $2,825 was due to $2,990 increase in general and administrative expenses related to additional filing fees for XBRL filing.

Operating expenses for the six months ended December 31, 2011 were $40,437 compared with $35,802 for the six months ended December 31, 2010. The increase of $4,635 was attributed to $3,150 increase in general and administrative expenses for additional fees incurred relating to XBRL filing, and $1,485 increase in professional fees for additional time and costs incurred for legal fees relating to equity issuances and filing of amendments to the Company’s authorized capital and stock split.

For the six months ended December 31, 2011, the Company incurred a net loss of $45,982 compared with a net loss of $37,818 for the six months ended December 31, 2010.   In addition to operating expenses, the Company incurred interest expense of $5,545 compared with $2,016 for the six months ended December 31, 2010.  The increase in interest expense due to a full period of interest expense as the prior year only incorporated a partial year of interest expense.

At December 31, 2011 and 2010, the Company had a net loss per share of $nil.

Liquidity and Capital Resources

As at December 31, 2011, the Company’s cash balance and total assets were $9,916 compared to $37,268 as at June 30, 2011. The decrease in total assets is attributed to the fact that the Company incurred operating expenses that exceeded the amount of new debt financing received during the year.

As at December 31, 2011, the Company had total liabilities of $214,343 compared with total liabilities of $195,713 as at June 30, 2011. The increase in total liabilities of $18,630 is attributed to increases in accounts payable and accrued liabilities of $8,630 due to outstanding professional fees, and $10,000 of amounts owing to related parties that were received during the period.

As at December 31, 2011, the Company has a working capital deficit of $204,427 compared with $158,445 at June 30, 2011 and the increase in the working capital deficit is attributed to the use of existing cash to settle obligations.

Cashflow from Operating Activities

During the six months ended December 31, 2011, the Company used $27,352 of cash for operating activities compared to the use of $18,120 of cash for operating activities during the six months ended December 31, 2010.  The increase in cash used for operating activities is due to the fact that the Company did not raise any new financing during the year and repaid outstanding obligations using existing cash balances from the beginning of the year.

Cashflow from Financing Activities

During the six months ended December 31, 2011, the Company received proceeds of $nil from financing activities compared to $12,525 during the six months ended December 31, 2010. The decrease in proceeds from financing activities was due to the fact that the Company received $10,000 in proceeds from a related party and $3,525 from issuance of a note payable, and repaid $1,000 of outstanding notes payable in the prior period compared to the current period

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

ITEM 3.

PROPERTIES

Our offices are currently located at 9337 Fraser Ave, Silver Spring, MD 20910 and the telephone number is (204) 898-8160. We currently share office space with our wholly-owned subsidiary, HDS. On March 9, 2011, HDS entered into a lease agreement whereby HDS agreed to pay $1,775 per month for a one-year term. The office space is approximately 2000 square feet of industrial/office space. The space is utilized for general office purposes and it is our belief that the space we currently occupy is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our stock owned beneficially as of February 16, 2012, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Classes (2) (%)
Mackie Barch (3) 9337 Fraser Ave Silver Spring, MD 20910	Common	200,000,000	47.56%
	Class A Preferred	3,000,000	100%
Total Voting Rights of All Classes		500,000,000(4)	69.40%(3)
All Officers and Directors as a Group (1 Person)	Common	200,000,000	47.56%
	Class A Preferred (4)	3,000,000	100%
Total Voting Rights of All Classes		500,000,000(4)	69.40%(3)

Whetu Inc. (5) PO Box 832-0816 World Trade Centre Panama City, Republic of Panama	Common	50,000,000	11.89%
	Class A Preferred (4)	0	0%
Total Voting Rights of All Classes		50,000,000	6.93%
Total of All Beneficial Owners	Common	250,000,000	59.45%
	Class A Preferred (4)	3,000,000	100%
Total Voting Rights of All Classes		550,000,000(4)	76.34%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 420,500,750 issued and outstanding shares of common stock; and 3,000,000 issued and outstanding Class A Preferred Shares as of February 16, 2012.

(3)

Mackie Barch is the Company’s sole officer and director.  His beneficial ownership includes 200,000,000 common shares, and 3,000,000 Class A Preferred Shares and he acquired these shares pursuant to the Share Exchange Agreement entered into on February 13, 2012.

(4)

Class A Preferred Shares have 100:1 voting rights and 5:1 conversion rights to common stock.

(5)

Evelyn Quintero has voting power over the shares held by Whetu, Inc.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since
Mackie Barch	37	CEO, CFO, President, Treasurer, Secretary, & Director	February 13, 2012

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Background and Business Experience

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Mackie A. Barch - Sole Officer and Director

Mackie Barch (“Mr. Barch”) is the co-founder of Global Nutritional Research LLC (GNR), since its inception in July 2007 until present. Prior to joining HDS, from late 2006 to 2007, Mr. Barch was involved in numerous financial and operational aspects of the Global Pharmaceutical Sourcing (GPS). Prior to working for GPS, Mr. Barch was employed as Assistant Vice President in institutional equities at Friedman, Billings, & Ramsey (FBR), an investment bank and broker dealer, from 2001 to 2006.  During his career, Mr. Barch has participated in numerous equity offerings including 144a, IPO and Secondary Offerings. Mr. Barch graduated the University of Colorado-Boulder with a BA in Economics. Mr. Barch is currently an elected official in the State of Maryland, serving as a City Council Member in Kensington, MD, and has been since his election in 2009. The Company determined that Mr. Barch’s background with HDS and in the pharmaceutical and finance industries made him the ideal candidate for appointment to the board of directors and as an officer of the Company.

Mr. Barch is also the sole officer and director of Georgetown Corporation (fka Yukonic Minerals Corp.), a public company currently quoted on the OTC Market under the symbol YKMN.OB. Mr. Barch took over control of Georgetown Corporation on November 30, 2011.

Identification of Significant Employees

The Company currently has no employees, other than our sole officer and director, Mr. Barch.  Our wholly-owned subsidiary, HDS, currently has 9 employees, including Mr. Barch. However, we intend to seek out and identify qualified persons to assist the Company in implementing its new business plan and operations.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mr. Barch, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Barch collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Barch will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Barch will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

At the present time, members of the board of directors are not compensated for their services to the board.

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers during the years ended June 30, 2011 and 2010:

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott Beaudette(1)	Former Chairman, CEO and President
		2010	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000

		2011	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000
Mackie Barch(2)	Current Chairman, CEO and President
		2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:

(1)

Pursuant to Mr. Beaudette’s Management Agreement, he was to receive compensation of $5,000 per financial quarter. On February 13, 2012 Mr. Beaudette resigned as officer and director of the Company.

(2)

On February 13, 2012, Mr. Mackie Barch was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. As compensation for such services, Mr. Barch shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar month.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

The Company’s wholly-owned subsidiary, HDS, has an arrangement with a specialty pharmacy, owned by the Company’s sole officer and director, Mr. Barch. Pursuant to the arrangement the specialty pharmacy will purchase directly from manufacturers and then resell the pharmaceutical products to HDS.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we do not have any independent directors because Mackie Barch is our only director and he is also an executive officer of the Company.

ITEM   8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM   9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since October 26, 2011 under the symbol “SNPK.OB.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

As of February 16, 2012, the Company has not begun trading on the OTCBB.

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of February 16, 2012, an aggregate of 420,500,750 shares of our common stock were issued and outstanding and were owned by approximately 8 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

On December 7, 2011, the Company effectuated a forward split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of common stock was exchanged for forty-five (45) new shares of the Company's common stock.  As a result, the issued and outstanding shares of common stock of the Company increased from eight million two hundred thirty three thousand three hundred and fifty (8,233,350) shares prior to the Forward Split to three hundred seventy million five hundred thousand seven hundred and fifty (370,500,750) shares following the Forward Split.  The Forward Split was payable as a dividend to shareholders of record upon surrender.

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “SNPK.OB” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Action Stock Transfer Company

2469 E. Fort Union Blvd, Ste 214

Salt Lake City, UT 84121

Tel: (801) 274-1088

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 550,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 50,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Class A Preferred Stock

On November 3, 2011 the Company designated twenty five million (25,000,000) shares of its Preferred Stock as Class A Preferred Stock. For a further description of the rights, preferences, privileges and restrictions imposed on the Class A Preferred Stock please refer to the Company’s Amended and Restated Articles of Incorporation, which are incorporated into this Report by this reference.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him or her against the expenses which such offer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Report on Form 8-K is incorporated by reference into this Item 15.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

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ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Management Agreement is incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement and the Whetu Settlement Agreement is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Items 1.01, related to the aforementioned Share Exchange Agreement, and 3.02 of this Report are incorporated by reference into this Item 5.01. Pursuant to the Share Exchange Agreement, we issued: (i) two hundred million (200,000,000) newly-issued restricted shares of the Company’s common stock and (ii) three million (3,000,000) newly-issued restricted shares of the Company’s Class A Preferred Stock, resulting in Mr. Barch holding 47.56% of the Company’s common stock, and 100% of the Company’s Preferred Stock. Due to the 100:1 voting rights of the Class A Preferred Stock, Mr. Barch holds 69.40% of the voting rights of all issued and outstanding stock of the Company.

The Share Exchange Agreement is being accounted for as a "reverse acquisition," as the HDS Managing Member owns a majority of the outstanding shares of the Company's capital stock immediately following the closing of the Share Exchange Agreement. The Board of Directors and management, after the Share Exchange Agreement, are comprised of HDS’s management team. Furthermore, the operations of HDS are the continuing operations of the Company, therefore, HDS is deemed to be the acquirer in the reverse acquisition.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the Share Exchange Agreement, Mr. Beaudette has resigned from all positions with Company, including but not limited to President, CEO, CFO, Treasurer, Secretary and Director and concurrently therewith Mr. Barch has been appointed the President, CEO, CFO, Secretary, Treasurer and a Director of the Company. The biography for Mr. Barch is set forth herein.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, management has determined that the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Therefore, the Company is filing this report to disclose such information as would be required if the Company were filing a general form for registration of securities on Form 10.

ITEM 8.01

OTHER ITEMS

The new address for the Company is 9337 Fraser Ave, Silver Spring, MD 20910 and the new phone number is (204) 898-8160.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of HDS as of  December 31, 2010, and for the period from September 19, 2008 (date of inception) to December 31, 2010 are filed hereto as Exhibit  99.01 and are incorporated herein by this reference.

The unaudited consolidated financial statements of the HDS for the nine months ended September 30, 2011 are filed as Exhibit 99.02 hereto and are incorporated herein by this reference.

(c) Shell Company Transactions.

The audited financial statements of the Company for the years ended June 30, 2011, and 2010 were filed with the SEC on October 12, 2011 as part of our Annual Report on Form 10-K and are incorporated herein by this reference.

The unaudited financial statements of the Company for the period ended December 31, 2011 were filed with the SEC on February 13, 2012 as part of our Quarterly Report on Form 10-Q and are incorporated herein by this reference.

(d) Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
3.01(a)	Amended and Restated Articles of Incorporation	Filed with the SEC on November 4, 2011 as part of our Current Report on form 8-K.
3.02	Bylaws	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.01	Form of Subscription Agreement	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.02	Form of Convertible Promissory Note between the Company and Blue Lagoon Capital dated June 25, 2009	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.03	Management Agreement between the Company and Scott Beaudette dated June 25, 2009	Filed with the SEC on December 30, 2009 as part of our Amended Registration Statement on Form S-1/A.
10.04	Lease Agreement between the Company and Nitro Petroleum, Inc. dated November 21, 2008	Filed with the SEC on May 5, 2010 as part of our Amended Registration Statement on Form S-1/A.
10.05	Settlement Agreement between the Company and Blue Lagoon Capital dated May 5, 2011	Filed with the SEC on May 16, 2011 as part of our Quarterly Report on Form 10-Q.
10.06	Settlement Agreement between the Company and Habana Investments dated May 5, 2011	Filed with the SEC on May 16, 2011 as part of our Quarterly Report on Form 10-Q.
10.07	Promissory Note between the Company and Whetu, Inc. dated July 13, 2011	Filed herewith.
10.08	Settlement Agreement between the Company and Scott Beaudette dated February 13, 2012	Filed herewith.
10.09	Settlement Agreement between the Company and Carrillo Huettel, LLP dated February 13, 2012.	Filed herewith.
10.10	Share Exchange Agreement between the Company and HDS	Filed herewith.
10.11	Settlement Agreement between the Company and Whetu, Inc. dated February 13, 2012.	Filed herewith.
10.12	Management Agreement between the Company and Mackie Barch	Filed herewith.
10.13	Lease Agreement	Filed herewith.
21.01	List of Subsidiaries	Filed herewith.
99.01	Audited Consolidated Financial Statements of HDS as of December 31, 2010	Filed herewith.
99.02	Unaudited Consolidated Financial Statements of HDS as of September 30, 2011	Filed herewith.
99.03	Unaudited Financial Statements of Sunpeaks Ventures, Inc. as of June 30, 2011	Filed with the SEC on October 12, 2011 as part of our Annual Report on Form 10-K.
99.04	Unaudited Financial Statements of Sunpeaks Ventures, Inc. as of December 31, 2011	Filed with the SEC on February 13, 2012 as part of our Quarterly Report on Form 10-Q.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

February 17, 2012

SUNPEAKS VENTURES, INC.

By:  /s/ Mackie Barch

Mackie Barch

President and Chief Executive Officer